Exhibit 21.1



                              Bowater Incorporated
                                  Subsidiaries
                              As of March 23, 1998





                                            Jurisdiction of
Name                                         Incorporation
----                                        --------------
Bowater Canadian Limited                    Canada
Bowater Foreign Sales Corporation           Barbados
Bowater Foreign Sales Corporation           U.S. Virgin Islands
Bowater Mersey Paper Co., Ltd.              Nova Scotia
Calhoun Newsprint Company                   Delaware
Calhoun Energy, Inc.                        Delaware
Carolina Export Corporation                 Delaware
Great Northern Paper, Inc.                  Delaware
Bowater Asia Pte Ltd                        Singapore


NOTE: Each of the above entities is a wholly-owned direct subsidiary of Bowater Incorporated (the "Company"), except for Calhoun Newsprint Company, which is approximately 51% owned by the Company, and Bowater Mersey Paper Co., Ltd., which is 51% owned by Bowater Canadian Limited.